SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

_____________________________

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

          We have agreed to issue an aggregate of 45,200,000 shares of our common stock, par value $0.001 per share, in exchange for $6,000,000 principal amount of our 2½% Convertible Notes due 2009 (the “2½% Notes”) beneficially owned by institutional holders. After giving effect to these exchanges, $187,588,000 aggregate principal amount of the 2½% Notes remain outstanding.

          We will not receive any cash proceeds as a result of the exchange of our common stock for the 2½% Notes, which notes will be retired and cancelled. We executed these transactions to reduce our debt and interest cost, increase our equity, and improve our balance sheet. We may engage in additional exchanges in respect of our outstanding indebtedness if and as favorable opportunities arise.

          The issuance of the shares of our common stock will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: January 5, 2009